Exhibit (h)(5)(vii)

AMENDMENT NO. 5

TO

CREDIT AGREEMENT

AMENDMENT NO. 5 (this “Amendment”), dated as of April 21, 2020, to the Credit Agreement, dated as of May 1, 2017, by and among each corporation and each trust listed on Schedule 1 hereto and The Bank of New York Mellon, as amended by Amendment No. 1, dated as of October 3, 2017, Amendment No. 2, dated as of April 24, 2018, Amendment No. 3, dated as of December 26, 2018, Joinder Agreement No. 2, dated as of December 26, 2018, and Amendment No. 4, dated as of April 23, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.     Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.    The Borrowers desire to amend the Credit Agreement, including to add “Baillie Gifford China A Shares Fund” and “Baillie Gifford Japan Growth Fund” as Funds under the Credit Agreement (each a “New Fund”, and the Related Company of such New Fund, acting on behalf of and for the account of such New Fund, each a “New Borrower”), in each case upon the terms and conditions contained in this Amendment and the Bank has agreed thereto.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Effective on and after the Amendment Effective Date (as defined below), (a) each New Fund is hereby made a “Fund” under and as such term is defined in the Credit Agreement and (b) each New Borrower is hereby made a “Borrower” under and as such term is defined in the Credit Agreement.

2.            The defined term “Applicable Minimum Adjusted Asset Coverage” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Minimum Adjusted Asset Coverage” means, as of any date with respect to each Borrower (a) in the event such Borrower has Total Net Assets that are less than or equal to $50,000,000, 5.00:1.00, (b) with respect to each Borrower whose Related Fund is any of the Baillie Gifford Long Term Growth Equity Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford China A Shares Fund, or Baillie Gifford Japan Growth Fund, 5.00:1.00, and (c) with respect to each other Borrower, 3.00:1.00.

3.            Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term thereto in appropriate alphabetical order:

“Significant Policies” means, with respect to each Borrower, collectively,

(a) the Fundamental Policies of such Borrower, and (b) the non-fundamental investment policies with respect to such Borrower (as set forth in its Offering Document).

4.            The defined term “Scheduled Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the date “April 21, 2020” contained therein with the date “April 20, 2021”.

5.            Section 3.5 of the Credit Agreement is hereby amended by replacing (a) the reference therein to “(i)” with “(a)”, (b) the reference therein to “(ii)” with “(b)”, and (c) the phrase “no longer exist such adequate” with “no longer exist and adequate”.

6.            Sections 4.6, 4.16, 6.1(g), 7.1(a)(ii), 7.2(f), 7.5, and 7.7(b) of the Credit Agreement are hereby amended by replacing each instance of the defined term “Fundamental Policies” contained therein with the defined term “Significant Policies”.

7.            Section 4.15(a)(ii) of the Credit Agreement is hereby amended by deleting the phrase “Sudan,” contained therein.

8.            Section 6.1(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f)        promptly after the execution thereof, copies of (i) all amendments or other changes to the Significant Policies of such Borrower, (ii) all material amendments or other material changes to the all investment advisory contracts to which such Borrower is a party, and (iii) any new investment advisory contracts entered into by such Borrower after the Effective Date;

9.            Section 7.3 of the Credit Agreement is hereby amended by inserting the phrase “divide (provided that nothing herein contained shall be deemed to prohibit any Company from creating one or more new Series thereof), or” immediately before the phrase “consolidate or merge” contained therein.

10.         Schedule 1 of the Credit Agreement is hereby amended and restated in the form of Schedule 1 to this Amendment.

11.         Paragraphs 1 through 10 of this Amendment shall not be effective until the following conditions are satisfied (the date, if any, on which all such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)          the Bank shall have received from each Company, either (i) a counterpart of this Amendment executed by a duly authorized representative of such Company or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that a duly authorized representative of such Company has executed a counterpart of this Amendment;

(b)          the Bank shall have received a certificate, dated the Amendment

Effective Date, from an authorized representative of each Borrower (including each New Borrower), in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of such Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board of such Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, (iii) in the case of each Borrower other than each New Borrower, certifying that none of such Borrower’s Organization Documents have been amended, supplemented or otherwise modified since April 23, 2019 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification, and (iv) in the case of each New Borrower, attaching a true, complete and correct copy of such New Borrower’s certificate of designation (or analogous document), by-laws (or analogous document), Offering Document, and most recent annual and semiannual reports (if any);

(c)          at least five days prior to the Amendment Effective Date, any Borrower (including any New Borrower) that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to the Bank;

(d)          the Bank shall have received a duly completed Form FR U-1 executed and delivered by or on behalf of each Borrower, including each New Borrower, and in form and substance satisfactory to the Bank;

(e)          the Bank shall have received such documents and information that the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f)           all out-of-pocket costs and expenses of the Bank (including the reasonable fees and disbursements of counsel to the Bank) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date shall have been paid.

12.         Each Borrower (including each New Borrower) (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of such Borrower’s obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) (1) represents and warrants that, as of the date of execution and delivery hereof by such Borrower, no Default has occurred and is continuing and (2) the representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

13.         In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

14.         This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

15.         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 5 to the Credit Agreement to be executed by its duly authorized representative as of the day and year first above written.

BAILLIE GIFFORD FUNDS

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Benjamin Goldberg
Name:	Benjamin Goldberg
Title:	Vice President

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	Baillie Gifford International Alpha Fund (f/k/a The International Equity Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Growth Fund (f/k/a The EAFE Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford EAFE Plus All Cap Fund (f/k/a The EAFE Choice Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Developed EAFE All Cap Fund (f/k/a The EAFE Pure Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Long Term Global Growth Fund (f/k/a The Long Term Global Growth Equity Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Alpha Equities Fund (f/k/a The Global Alpha Equity Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Emerging Markets Equities Fund (f/k/a The Emerging Markets Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International All Cap Fund (f/k/a The International Choice Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford U.S. Equity Growth Fund (f/k/a The U.S. Equity Growth Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Asia Ex Japan Fund (f/k/a The Asia Ex Japan Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Stewardship Equities Fund (f/k/a The Global Select Equity Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Concentrated Growth Equities Fund (f/k/a The International Concentrated Growth Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

Baillie Gifford Multi Asset Fund (f/k/a The Multi Asset Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
Baillie Gifford Positive Change Equities Fund (f/k/a The Positive Change Equity Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
Baillie Gifford International Smaller Companies Fund (f/k/a The International Smaller Companies Fund)	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
Baillie Gifford China A Shares Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
Baillie Gifford Japan Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon